Exhibit 10.11

NON-EXCLUSIVE PATENT LICENSE AGREEMENT

MEE Agreement No: [***]

MEE Case Nos: [***]

This Non-Exclusive Patent License Agreement (“Agreement”) is made as of the 7th day of February, 2019 (“Effective Date”), by and between Frequency Therapeutics, Inc., a Delaware corporation, having a principal place of business at 19 Presidential Way, Woburn, MA 01801 (“Company”) and Massachusetts Eye and Ear Infirmary, a not-for-profit Massachusetts corporation, with a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Hospital, as a center for patient care, research and education, is the owner of certain Patent Rights (defined below) and desires to grant a license of those Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Products and Processes (defined below).

Company has the capability to commercially develop, manufacture, distribute and use Products and Processes for public use and benefit and desires to license such Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1    “Affiliate” with respect to either Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term “control” shall mean (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, and (ii) in the case of Hospital, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2    “Claim” shall mean any issued claim or claim pending for not more than [***] ([***]) years from the date of filing of the PCT patent application designating the country, of any Patent Right that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal, that a Product or Process would infringe but for this license.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.3    “Distributor” shall mean any third party entity to whom Company, or a Company Affiliate has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.4    “First Commercial Sale” shall mean the initial arm’s length commercial Sale anywhere in the applicable License Territory of a Product or Process, after approval if necessary by the appropriate regulatory agency in the country of sale, covered by a Claim of Patent Rights.

1.5    “License Field” shall mean the treatment or prevention of hearing loss.

1.6    “License Territory” shall mean worldwide.

1.7    “Manufacturer” shall mean any third party entity to whom Company, or a Company Affiliate has granted, express or implied, the right to manufacture or formulate any Product or intermediate thereof or use any Process solely for the purpose of supplying the active pharmaceutical ingredient (API) or an intermediate thereof in the manufacture of the API, or to produce the dosage form or a component of the dosage form to assist Company or its Affiliate or Distributor to sell the Product, an intermediate of the Product, or use the Process.

1.8    “Net Sales” shall be calculated as set forth in this Section 1.7.

(a)	Subject to the conditions set forth below, “Net Sales” shall mean:

(i)

the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates for or on account of Sales of Products and Processes;

(ii)	less the following amounts:

(A)	to the extent separately stated on the bill or invoice or actually paid by Company and its Affiliates in effecting such Sale:

1.	amounts repaid or credited by reason of rejection or return of applicable Products or Processes;

2.	reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

3.

amounts for outbound transportation, insurance, handling and shipping, but only to the extent separately invoiced in a manner that clearly specifies the charges applicable to the applicable Products; and

4.

taxes, customs duties and other governmental charges levied on or measured by Sales of Products or Processes, to the extent separately invoiced, whether paid by or on behalf of Company so long as Company’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(B)

the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates for or on account of Sales of Products and Processes to Hospital and Hospital’s Affiliates.

(b)

Specifically excluded from the definition of “Net Sales” are amounts attributable to any Sale of any Product or Process between or among Company and any Company Affiliate, Distributor or Manufacturer, unless the transferee is the end purchaser, user or consumer of such Product or Process.

(c)	Net Sales shall be deemed to have occurred and the applicable Product or Process “Sold” on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

(d)

If any Product or Process is Sold at a discounted price that is lower than the customary price charged for a Product under similar circumstances in that specific country and region, or for non-cash consideration (whether or not at a discount), Net Sales shall be calculated based on the non-discounted cash amount charged to an independent third party for the Product or Process during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Product or Process.

1.9    “Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications in MEEI Family Case Numbers in Appendix A (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, normal utility and invention applications, substitutions, continuations, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, Patent Term Adjustments, Patent Term Extensions, European Supplementary Patent Certificates, and the equivalents thereof in other countries, and all foreign counterparts of any of the foregoing, including those filed under the Patent Cooperation Treaty, the Paris Convention or any other patent treaty, and corresponding national stage entries and validations, which claim priority to, or is a priority application or patent for, those patents or patent applications set forth in Appendix A.

1.10    “Process” shall mean any process, method or service the use or performance of which, in whole or in part, absent the license granted hereunder would infringe one or more Claims of Patent Rights.

1.11    “Product” shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part, absent the license granted hereunder would infringe one or more Claims of Patent Rights.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.12    “Reporting Period” shall mean each three-month period ending March 31, June 30, September 30 and December 31.

1.13    “Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process, to use or perform such Process for the benefit of a third party, in a commercial arms-length transaction.

2.    NON-EXCLUSIVE LICENSE

2.1    Grant of Non-Exclusive License.

(a)

Subject to the terms of this Agreement and Hospital’s rights in Patent Rights, Hospital hereby grants to Company in the License Field in the License Territory, a non-exclusive, non-sublicensable, royalty-bearing license in rights including Claims of Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes.

(b)	The license granted in Section 2.1(a) above includes:

(i)

the right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products in a method coming within the scope of Patent Rights within the License Field and License Territory; and

(ii)

the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company or its Affiliates in a manner consistent with this Agreement.

(iii)

the right to grant a Manufacturer the right to manufacture or formulate any Product or intermediate thereof or use any Process solely for the purpose of supplying the active pharmaceutical ingredient (API) or an intermediate thereof in the manufacture of the API, or to produce the dosage form or a component of the dosage form to assist Company or its Affiliate or Distributor to sell the Product or use the Process.

(c)

The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement with each Affiliate that assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within [***] ([***]) days of request by Hospital.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

2.2    No Sublicenses. This Agreement does not grant any right to sublicense unless otherwise authorized by this Agreement.

(a)

Hospital will offer licenses to Company’s partners (other than Distributors and Manufacturers) within [***] ([***]) business days of a written request by Company, using a license agreement in the form and financial terms as attached to this Agreement in Appendix D, with the exception that the license agreement in Appendix D may be modified solely to be consistent with an updated Hospital standard template for such agreements, and without affecting the financial terms. Throughout the period of this Agreement Hospital shall retain sufficient Patent Rights in the Field such that it will be able to grant nonexclusive licenses to Company’s partners.

2.3    Retained Rights; Requirements. Any and all licenses granted hereunder are subject to:

(a)	the right of Hospital and Hospital’s Affiliates and academic, government and not-for-profit institutions to make and to use the subject matter described and/or claimed in the Patent Rights; and

(b)

for Patent Rights supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i)	the royalty-free non-exclusive license granted to the U.S. government; and

(ii)	the requirement that any Products used or sold in the United States shall be manufactured substantially in the United States.

2.4    No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Subject to the license granted herein, Hospital shall have the right to license any Patent Rights to any other party for any purpose.

3.    DUE DILIGENCE OBLIGATIONS

3.1    Diligence Requirements. Company shall use, and shall cause its Affiliates, as applicable, to use, best efforts to develop and make available to the public Products and Processes throughout the License Territory in the License Field. Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a)	Pre-Sales Requirements.

(i)	December 31, 2020: Dose first patient in a Phase II trial

(ii)	December 31, 2024: Dose first patient in a Phase III trial

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)	Post-Sales Requirements.

(i)

Following the First Commercial Sale in any country in the License Territory, Company shall use reasonable efforts to make continuing Sales in such country as allowed by law and the competitive market, buyer demand, the reasonable ability to manufacture and if necessary, import or export the Product, and freedom to operate.

Achievement of the foregoing objectives shall be deemed to satisfy Company’s obligations to use best efforts under this Section 3.1.

3.2    Diligence Failures. If Hospital determines that Company has failed to fulfill any of its obligations under Section 3.1, then Hospital may treat such failure as a default and may terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4.

3.3    Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4.    PAYMENTS AND ROYALTIES

4.1    License Issue Fee. Company shall pay Hospital a non-refundable license issue fee in the amount of twenty thousand dollars ($20,000.00) [***].

4.2    Patent Cost Reimbursement. Company shall reimburse Hospital [***] of all unreimbursed past costs and [***] or, if more than one other licensee, its pro rata share of future costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights (“Patent Costs”), provided that no other licensee has previously reimbursed Hospital for Patent Costs. However, Patent Costs do not include [***] If there are more than two licensees, Company shall the pay pro-rata share of the Patent Costs (e.g., 1/number of licensees). For clarity, unless otherwise stated in Section 4.8 (a), Company and its Company Licensees together shall be counted as 1 pro-rata share. As of the Effective Date, Hospital has incurred approximately [***] in unreimbursed Patent Costs, [***] of which Company shall pay to Hospital upon execution of this Agreement. Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, [***] or its pro-rata share, as applicable, of all other Patent Costs within [***] ([***]) days of Company’s receipt of an invoice for such Patent Costs either from Hospital.

4.3    Annual License Fee; Annual Minimum Royalty.

(a)

Before First Commercial Sale. Prior to the First Commercial Sale, Company shall pay to Hospital the following non-refundable amounts as an annual license fee within [***] ([***]) days after each of the following anniversaries of the Effective Date:

(i)

beginning on the first anniversary of the Effective Date: five thousand dollars ($5,000.00) for per each MEEI Patent Family Case Number included in Patent Rights on each anniversary of the Effective Date, thereafter until after First Commercial Sale or:

(ii)

beginning on the fifth anniversary of the Effective Date: seven thousand five-hundred dollars ($7,500.00) per each MEEI Patent Family Case Number included in Patent Rights on each anniversary of the Effective Date thereafter until after First Commercial Sale, for any specific MEEI Patent Family Case number.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(b)

After First Commercial Sale. Following the First Commercial Sale of a Product covered by a claim of a Patent contained a specific MEEI Patent Family Case Number (“Case Number”), Company shall pay Hospital a non-refundable minimum annual royalty in the amount of fifteen thousand dollars ($15,000.00) for each such MEEI Patent Family Case Number included in Patent Rights per year within [***] ([***]) days after each annual anniversary of the Effective Date. The annual minimum royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, and shall also be credited against royalties due on Net Sales made in the following year (e.g., the Annual License Fee of $[***] paid in 2025 would be creditable against Royalties due in 2025 and 2026, but in no other future year).

4.4    Milestone Payments. In addition to the payments set forth in Sections 4.1 through 4.3 above, Company shall pay Hospital milestones on the first Product (and only one time for that Product) that is in human clinical trials as follows:

(a)	[***] dollars ($[***]) within [***] ([***]) days of [***]; and

(b)	[***] dollars ($[***]) within [***] ([***]) days of [***]; and

(c)	[***] dollars ($[***]) within [***] ([***]) days of [***].

4.5    Royalties.

(a)

Beginning with the First Commercial Sale in the License Territory on a country by country basis with a Claim, Company shall pay Hospital during the term of any license granted under Section 2.1(a) [***] percent ([***]%) of the Net Sales of all Products and Processes.

(b)

All payments due to Hospital under this Section 4.5 shall be due and payable by Company within [***] ([***]) days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

4.6    Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that the payment satisfies. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period, Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Checks for all payments due to the Hospital under this Agreement shall be made payable to the Hospital and addressed as set forth below:

Massachusetts Eye and Ear Infirmary

Office of Intellectual Property & Commercial Ventures

243 Charles Street

Boston, MA 02114

Reference Agreement #: [***]

Payments via wire transfer should be made as follows:

Massachusetts Eye & Ear Infirmary General Fund

[***]

Reference Agreement #: [***]

4.7    Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day following the Reporting Period to which such payment was incurred and until payment thereof at a per annum rate equal to [***] percent ([***]%) above the prime rate in effect on the due date as reported by The Wall Street Journal, such interest rate being compounded on the last day of each Reporting Period, not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

4.8    Payments will not be paid by both Company and Company Licensee.

(a)

Patent costs under Section 4.2 will not be paid by both Company and Company Licensee, acting under a separate agreement with Hospital pursuant to Section 2.2, unless both companies are independently and separately using the licensed Patent Rights listed in Appendix A for different Products. For clarity, if Company enters into a license with Company Licensee that transfers the obligation for Product development to Company Licensee, then Company Licensee and not Company will be obligated to pay the pro-rata share of the patent costs under the separate agreement with Hospital pursuant to Section 2.2, and the two companies will not each be considered separate licensees paying patent costs unless Company also separately relies on Patent Rights for a Product other than that licensed to Company Licensee.

(b)

Annual Minimum Royalties under Section 4.3, Milestone Payments under Section 4.4, and Royalties under Section 4.5 shall not be paid by both Company and the Company Licensee acting under a separate agreement with Hospital pursuant to Section 2.2, for the development of a Product licensed from Company to Company Licensee. These payment obligations will become the responsibility of Company Licensee.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(c)

For clarity, if Company and Company Licensee are each selling Product in different territories, then each of Company and Company Licensee shall be responsible to pay Royalties under Section 4.5 for their individual sales. However, only one set of Annual Minimum Royalties under Section 4.3 and one set of Milestone Payments under Section 4.4 shall be due for a Product, which Company shall be responsible for unless that responsibility has been transferred to Company Licensee in its agreement. Company shall provide written notification to Hospital regarding which entity shall make each payment due under Section 4.3 and 4.4.

5.    REPORTS AND RECORDS

5.1    Diligence Reports. Within [***] ([***]) days after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding 12-month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, and marketing.

5.2    Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the milestones set forth in Section 4.4 within [***] ([***]) days of each such occurrence.

5.3    Sales Reports. Company shall report to Hospital the date of the First Commercial Sale of a Product or Process in each country of the License Territory which infringes a Claim within [***] ([***]) days of each such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within [***] ([***]) days after the end of each Reporting Period. Each report under this Section 5.3 shall have substantially the format outlined in Appendix B, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a)	the number of Products and Processes Sold by Company and its Affiliates in each country for which a royalty is due;

(b)

the amounts billed, invoiced and received by Company and its Affiliates for each Product and Process, in each country for which a royalty is due, and total billings or payments due or made for all Products and Processes;

(c)	calculation of Net Sales for the applicable Reporting Period in each country for which a royalty is due, including an itemized listing of permitted offsets and deductions;

(d)	total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

(e)	any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4    Audit Rights. Company shall maintain, and shall cause each of its Affiliates to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain and make available, and shall cause each of its Affiliates to retain and make available, such records for at least [***] ([***]) years following the end of the calendar year to which they pertain, to Hospital and/or its representatives and upon at least [***] ([***]) business days’ advance written notice, for inspection during normal business hours, to verify any reports and payments made and/or compliance in other respects under this Agreement. If any examination conducted by Hospital or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of [***] percent ([***]%) or more in any payment due to Hospital hereunder, Company shall bear the full cost of such audit and shall remit any amounts due to Hospital (including interest due in accordance with Section 4.7) within [***] ([***]) days of receiving notice thereof from Hospital.

6.    PATENT PROSECUTION AND MAINTENANCE

6.1    Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. Company shall reimburse Hospital for Patent Costs incurred by Hospital relating thereto in accordance with Section 4.2.

6.2    Copies of Documents. With respect to any Patent Right licensed hereunder, if requested in writing by Company, Hospital shall instruct the patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) provide Company with copies of draft submissions to the USPTO prior to filing; and (iii) give consideration to the comments and requests of Company or its patent counsel.

6.3    Company’s Election Not to Proceed. Company may elect to surrender any patent or patent application in Patent Rights in any country upon [***] ([***]) days advance written notice to Hospital. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to the expiration of the [***] ([***]) day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder, and Company shall have no further rights therein and Hospital shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

6.4    Confidentiality of Prosecution and Maintenance Information. Company agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix C.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.    THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1    Hospital Right to Prosecute. Except as provided in 7.1 (a), Hospital will protect its Patent Rights from infringement and prosecute infringers when, in its sole judgment, such action may be reasonably necessary, proper and justified. If Company shall have supplied Hospital with written evidence demonstrating to Hospital’s reasonable satisfaction prima facie infringement of a claim of a Patent Right in the License Field in the License Territory by a third party which poses a material threat to Company’s rights under this Agreement, Company may by notice request Hospital to take steps to protect such Patent Right. Hospital shall notify Company within [***] of the receipt of such notice whether Hospital intends to prosecute the alleged infringement. If Hospital notifies Company that it intends to so prosecute, Hospital shall, within [***] of its notice to Company either (i) cause such infringement to terminate, or (ii) initiate legal proceedings against the infringer. If Hospital does not do so within this [***] period, Hospital and Company will discuss in good faith the best path forward to terminate the infringement.

(a)

Notwithstanding Section 7.1, if a Patent Right is listed by Company or its Sublicensee on the “Approved Drug Products with Therapeutic Equivalence Evaluations” (referred to as the “Orange Book”) by the U.S. Food and Drug Administration (“FDA”) in connection with an approved Product, or its equivalent in another country, the Parties agree to discuss in good faith how to handle the litigation and which party should take the lead responsibility and pay for the action.

(b)	Hospital shall not offer a non-exclusive license to a generic company to make or sell Product without Company’s prior written consent.

7.2    Cooperation. Both Parties agree to cooperate with each other in any action taken under Section 7, provided that the acting Party reimburses the other for reasonable costs and expenses incurred in connection with providing such assistance, except for the expense of any independent counsel retained by the non-acting Party.

8.    INDEMNIFICATION AND INSURANCE

8.1    Indemnification.

(a)

At Company’s sole expense, Company shall indemnify, defend and hold harmless (collectively, “indemnify” or “indemnification”) Hospital and its owners, members and Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, students, volunteers, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any and all liability, damage (including direct, indirect, consequential and special damages), loss or expense (including reasonable attorney’s fees and expenses of litigation) (a “Loss”), incurred by or imposed upon the Indemnitees or any one of them in connection with any third party claims, suits, actions, investigations, demands or judgments relating to or arising from, in whole or part: (i) any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

performed pursuant to any right or license granted under this Agreement, or (ii) any claim by a third party that any Company product, process or service made, used or sold or performed pursuant to any right or license granted under this Agreement infringes any patent, copyright or trade secret, or (iii) Company breach of its obligations under Sections 2.2 or 8.2 of this Agreement; except to the extent that Company can demonstrate by clear and convincing evidence that a Loss as described in clause (i), (ii) or (iii) hereof directly results from the gross negligence or intentional misconduct of Hospital and/or the Indemnitees.

(b)

Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital on behalf of the Indemnitees to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any of the Indemnitees shall have the right to retain its own counsel, [***], if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of any such Indemnitees and any other party represented by such counsel. Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement.

(c)	This Section 8.1 shall survive expiration or termination of this Agreement.

(d)

Any limitation of liability within this Agreement shall not limit the extent of the Company’s and its assigns’ and successor’s indemnification obligations indicated within Section 8.1 of this Agreement.

Company shall contractually obligate any Distributors to the same indemnification obligations as set forth for the Company in Section 8.1 of this Agreement, however, Company may agree with Distributor to be responsible for this indemnity.

8.2    Insurance.

(a)

Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or an Affiliate, Company shall, at its sole cost and expense, procure and maintain commercial general liability (herein, “CGL”) insurance with limits of not less than $[***] per occurrence or claim and $[***] annual aggregate and naming the Indemnitees as additional insureds. Such limits of insurance may be achieved by primary insurance policies alone or in combination with excess-liability and/or umbrella-liability insurance policies. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under Section 8.1 of this Agreement. If the Company’s CGL insurance does not include coverage for products liability, Company shall, at its sole cost and expense, procure and maintain products-liability insurance with limits of not less than $[***] per occurrence or claim and $[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

annual aggregate and naming the Indemnitees as additional insureds. Such limits of insurance may be achieved by primary-layer-insurance policies alone or in combination with excess-liability and/or umbrella-liability insurance policies. Such insurance within this Section 8.2 of the Agreement shall be primary, at the Hospital’s discretion, to any insurance maintained by the Hospital. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be financially sound and acceptable to the Hospital. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company’s liability with respect to its indemnification under Section 8.1 of this Agreement.

(b)

Company shall provide Hospital, at its request, with written evidence of such insurance and the additional-insured status of the Indemnitees. Company shall provide Hospital with written notice at least [***] ([***]) days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage prior to the expiration of such [***] ([***]) day period, Hospital shall have the right to terminate this Agreement effective at the end of such [***] ([***]) day period without notice or any additional waiting periods.

(c)

Company shall maintain such insurance, beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or by a licensee, affiliate or agent of Company and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than [***] ([***]) years.

(d)	Insurance within Section 8.2 of this Agreement must be provided by commercial insurance companies with an AM Best financial-strength rating of not less than A-minus.

(e)	This Section 8.2 shall survive expiration or termination of this Agreement.

(f)	Any limitation of liability within this Agreement shall not limit the extent of the Company’s and its assigns’ and successors’ insurance obligations indicated within Section 8.2.

(g)

Company shall contractually obligate any Distributors to the same insurance obligations as set forth for the Company in Section 8.2 of this Agreement, however, Company may agree with Distributor to allow Distributor to be a beneficiary of or party to Company’s insurance coverage.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

9.    DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1    Title to Patent Rights. To the best knowledge of Hospital’s Innovation office, Hospital is the owner by assignment from the inventors of the Patent Rights and has the authority to enter into this Agreement and license the Patent Rights to Company hereunder.

9.2    No Warranties. HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3    Limitation of Liability. IN NO EVENT SHALL HOSPITAL OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES, STUDENTS, VOLUNTEERS, AND AGENTS BE LIABLE TO LICENSEE OR ANY OF ITS AFFILIATES, SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER HOSPITAL SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

9.4    Limitation on Damages. SUBJECT IN ANY EVENT TO THE LIMITATIONS IN THE FOREGOING SECTION 9.3, THE LIABILITY OF HOSPITAL OR OF ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS, WITH RESPECT TO ANY AND ALL SUITS, ACTIONS, LEGAL PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, COSTS AND EXPENSES ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION UNDER THIS AGREEMENT WHETHER BASED ON CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STRICT LIABILITY, STATUTORY OR OTHERWISE SHALL NOT EXCEED IN THE AGGREGATE A SUM EQUAL TO THE TOTAL AMOUNTS PAID TO HOSPITAL UNDER THIS AGREEMENT.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.    TERM AND TERMINATION

10.1    Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned unless this Agreement is terminated earlier in accordance with any of the other provisions of this Section 10.

10.2    Termination for Failure to Pay. If Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon thirty (30) business days written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said thirty (30) business day notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said thirty (30) business day period on a country by country basis. Company shall be entitled to only one such cure period in a calendar year; for a second failure to make payment on time, Hospital shall have the right to terminate this Agreement immediately upon written notice.

10.3    Termination for Insurance, Insolvency, and Lack of Withdrawal of Opposition.

(a)	Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2.

(b)

Insolvency and other Bankruptcy Related Events. Hospital shall have the right to terminate this Agreement upon forty-five (45) business days written notice to Company if Company: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; or (iii) or shall have a petition in bankruptcy filed for or against it.

(c)	Hospital shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure [***].

10.4    Termination for Non-Financial Default. If Company or any of its Affiliates shall default in the performance of any of its other obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such default has not been cured within sixty (60) business days after notice by Hospital in writing of such default, Hospital may immediately terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred, at the end of said sixty (60) business day cure period. Hospital shall also have the right to terminate this Agreement and/or any such license immediately, upon written notice, in the event of repeated defaults even if cured within such sixty (60) business day periods.

10.5    Challenging Validity. [***]. In addition, in jurisdictions where such provision is legal and enforceable, during the term of this Agreement, Company shall not challenge, and shall restrict Company Affiliates from challenging, the validity of the licensed Patent Rights. In the event of any breach of this provision Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately. In addition, if the Patent Rights are upheld Company shall reimburse Hospital for its legal costs and expenses incurred in defending any such challenge.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.6    Termination by Company. Company shall have the right to terminate this Agreement in total or with respect to one or more MEEI Patent Family Case Numbers by giving thirty (30) business days advance written notice to Hospital.

10.7    Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Hospital and all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Hospital as of the termination date shall become immediately payable, in total or pro rata based on how many MEEI Patent Family Case Numbers were terminated. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company or its Affiliates of obligations arising before such termination or expiration.

11.    COMPLIANCE WITH LAW

11.1    Compliance. Company shall have the sole obligation for compliance with, and shall ensure that any Affiliates comply with, all government statutes and regulations that relate to Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information. Company shall indemnify and hold harmless Hospital for any breach of Company’s obligations under this Section 11.1.

11.2    Patent Numbers. Company shall cause all Products sold in the United States to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

12.    MISCELLANEOUS

12.1    Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.2    Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party. Notices will be deemed effective (a) [***] ([***]) working days after deposit, postage prepaid, if mailed, (b) the next day if sent by overnight mail, or (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows:

Director, Innovation

Massachusetts Eye and Ear Infirmary

Partners HealthCare Innovations

215 First Street, Suite 500

Cambridge, MA 02142

Notices to Company should be sent to:

Frequency Therapeutics, Inc.

Attn: Vice President, Finance

[***]

19 Presidential Way

Woburn, MA 01801

Email: [***]

12.3    Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5    Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital; provided, however, that if Company has fulfilled its diligence obligations as set forth in Section 3, no such consent will be required to assign this Agreement to a successor of the Company’s business to which this Agreement pertains or to a purchaser of substantially all of the Company’s assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by all of the terms and conditions hereof prior to such assignment. Company shall notify Hospital in writing of any such assignment and provide a copy of all assignment documents and related agreements to Hospital within [***] ([***]) days of such assignment. Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify hospital and provide copies of assignment documentation shall be grounds for termination of this Agreement for default.

12.6    Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7    Use of Name. Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used. For Hospital, such approval shall be obtained from Hospital’s Communications department.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.8    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

12.9    Hospital Policies. Company acknowledges that Hospital’s employees and medical and professional staff members and the employees and staff members of Hospital’s Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital’s Affiliates for Hospital’s prior review and shall not enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company’s request, with copies of any such policies applicable to any such employee or staff member.

12.10    Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11    Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.2, 4.6, 4.7, 5.4, 6.4, 8.1, 9.2, 9.3, 9.4, 10.7, 12.1, 12.2, 12.3, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12    Interpretation. The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13    Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

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[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

FREQUENCY THERAPEUTICS, INC.		MASSACHUSETTS EYE AND EAR INFIRMARY

By:	s/s Christopher Loose	By:	s/s Rachel Wasserstrom
Name:	Christopher Loose	Name:	Rachel Wasserstrom
Title:	CSO	Title:	Vice President
Date:	February 7, 2019	Date:	February 7, 2019

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix A

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix B

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix C

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Appendix D

FORM OF LICENSE AGREEMENT UNDER SECTION 2.2 (A)

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.